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                                                                   [Exhibit 8.1]


                               Kirkland & Ellis
               Partnerships Including Professional Corporations

                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                 312-861-2000


                                October 9, 1998

Navistar Financial Retail Receivables Corporation
2850 West Golf Road
Rolling Meadows, Illinois 60008

     Re:  Navistar Financial Retail Receivables Corporation
          Registration Statement No. 333-62445

     We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and any amendments thereto, the "Registration Statement") in connection with the registration by the Company of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Securities of each series will be issued by an owner trust or a grantor trust to be formed with respect to such series (an "Owner Trust" or a "Grantor Trust", as the case may be). Each Owner Trust will be formed by the Company pursuant to a Trust Agreement (an "Trust Agreement") between the Company and an Owner Trustee. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee. Each series of Securities issued by an Owner Trust will include one or more classes of Notes and one or more classes of Certificates ("Owner Certificates" and, collectively with the Notes, the "Owner Securities"). Each series of Certificates issued by a Grantor Trust will consist of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (collectively with the Class A Certificates, the "Grantor Certificates"). With respect to any Grantor Trust, only the Class A Certificates will be registered. For each series of Owner Securities, the Owner Certificates will be issued pursuant to an Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the Owner Trust and an Indenture Trustee. Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.
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     In arriving at the opinion expressed below, we have examined and, to the extent we deem proper, relied upon: (i) the Registration Statement, (ii) the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates included as an exhibit thereto), (iii) the form of Indenture (including the forms of Notes included as exhibits thereto), (iv) the form of Trust Agreement (including the form of Owner Certificates included as an exhibit thereto), (v) the form of Purchase Agreement between Navistar Financial Corporation and the Company and (vi) the form of Pooling and Servicing Agreement (the "Owner Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, as Servicer, and an Owner Trust (the Registration Statement, the Grantor Trust Pooling and Servicing Agreement and the Purchase Agreement, collectively, the "Grantor Trust Operative Documents" and the Registration Statement, the Indenture, the Trust Agreement, the Purchase Agreement and the Owner Trust Pooling and Servicing Agreement, collectively, the "Owner Trust Operative Documents"), in each case, as filed with or incorporated by reference into the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion the discussions presented in the Prospectus under the captions "Prospectus Summary--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                       Sincerely,

                                       /s/ Kirkland & Ellis
                                       KIRKLAND & ELLIS